Exhibit 99.1

Media	Investors
Brad Bishop 574-372-4291 bradley.bishop@zimmer.com	Paul Blair 574-371-8042 paul.blair@zimmer.com	James T. Crines 574-372-4264 james.crines@zimmer.com
Zimmer Holdings, Inc. Adds
Robert Hagemann and Cecil Pickett to Board of Directors
(WARSAW, IN) March 17, 2008—Zimmer Holdings, Inc. (NYSE and SWX: ZMH), a leader in the orthopaedics industry, announced today that Robert A. Hagemann, Senior Vice President and Chief Financial Officer of Quest Diagnostics Incorporated (NYSE: DGX), and Cecil B. Pickett, Ph.D., President, Research and Development and member of the board of directors of Biogen Idec Inc. (NASDAQ: BIIB), have been appointed to its Board of Directors.
“We are delighted that these two distinguished health care business leaders have agreed to join our Board of Directors,” said John McGoldrick, Chairman of the Board of Directors. “Bob’s financial acumen and Cecil’s scientific record will be of great value as we work with management to set Zimmer’s course and to implement our strategy.”
The initial term of each new director will expire at the 2008 annual meeting of stockholders. Each will be included as a nominee for re-election at the meeting. The Board expects to determine the appointment of the new members to its standing committees following the annual meeting of stockholders.
Robert A. Hagemann has served as Vice President and Chief Financial Officer of Quest Diagnostics since August 1998, and was appointed Senior Vice President and CFO in November 2003. Mr. Hagemann joined a predecessor company, Corning Life Sciences, Inc., a subsidiary of Quest’s former parent, Corning Incorporated, in 1992, and held a variety of senior financial positions before being named Vice President and Corporate Controller of Quest in 1996. Prior to joining Corning, Mr. Hagemann was employed by

Prime Hospitality, Inc. and Crompton & Knowles, Inc. in senior financial positions. He was also previously employed by Arthur Young & Co., a predecessor firm to Ernst & Young. Mr. Hagemann holds a B.S. in Accounting from Rider University and an M.B.A. in finance from Seton Hall University.
Cecil B. Pickett, Ph.D., has served as President, Research and Development and a member of the board of directors of Biogen Idec Inc. since September 2006. Prior to joining Biogen Idec, Dr. Pickett held several senior R&D positions, most recently as a Corporate Senior Vice President of Schering Plough Corp. and President of Schering-Plough Research Institute. Prior to joining Schering-Plough, he held several senior R&D positions at Merck & Co. Dr. Pickett received his B.Sc. in biology from California State University at Hayward and his Ph.D. in cell biology from the University of California at Los Angeles. Dr. Pickett is an elected member of the Institute of Medicine of the National Academy of Sciences.
About the Company
Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer is a worldwide leader in designing, developing, manufacturing and marketing orthopaedic reconstructive, spinal and trauma devices, dental implants, and related orthopaedic surgical products. Zimmer has operations in more than 25 countries around the world and sells products in more than 100 countries. Zimmer’s 2007 sales were approximately $3.9 billion. The Company is supported by the efforts of more than 7,500 employees worldwide.
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For more information about Zimmer, visit www.zimmer.com

Zimmer Safe Harbor Statement
This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, our compliance with the Deferred Prosecution Agreement through March 2009 and the Corporate Integrity Agreement through 2012, the impact of our enhanced healthcare compliance global initiatives and business practices on our relationships with customers and consultants, our market share and our overall financial performance, the outcome of the Department of Justice Antitrust Division investigation announced in June 2006, the outcome of the informal investigation by the U.S. Securities and Exchange Commission into Foreign Corrupt Practices Act matters announced in October 2007, price and product competition, rapid technological development, demographic changes, dependence on new product development, the mix of our products and services, supply and prices of raw materials and products, customer demand for our products and services, control of costs and expenses, our ability to obtain and maintain adequate intellectual property protection, our ability to successfully integrate acquired businesses, our ability to form and implement alliances, international growth, governmental laws and regulations affecting our U.S. and international businesses, including tax obligations and risks, product liability and intellectual property litigation losses, reimbursement levels from third-party payors, cost-containment efforts of healthcare purchasing organizations, our ability to retain the independent agents and distributors who market our products, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see our periodic reports filed with the U.S. Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.